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                                                                   Exhibit 10.10

                              SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT ("Agreement") is made and entered into effective this ___ day of _________, 2000, by and between COLUMBIA STATE BANK, a Washington banking corporation (the "Bank") and _______________."Executive").

                                   RECITALS

     1. The Bank (collectively referred to as the "Company") currently receives the exclusive services of Executive as its employee, and Executive desires that this employment relationship continue.

     2. The Bank desires to provide a severance benefit to Executive (i) to encourage Executive to continue his/her employment relationship with the Bank;
(ii) to continue obtaining his/her services in the event of a potential Change in Control (as defined below) of Columbia Banking System, Inc. ("CBSI") that may be detrimental to the Executive; and (iii) to allow CBSI to maximize the benefits obtainable by its shareholders from any Change in Control.

     In consideration of the mutual promises, covenants, agreements and undertakings contained in this Agreement, the parties hereby contract and agree as follows:

                                   AGREEMENT

     1.   Term.     The term of this Agreement ("Term") shall commence as of the
          ----
date first above written and shall end on the earlier of the termination of Executive's employment in a manner that does not constitute a Termination Event or on the fifth anniversary of the date first above written, unless extended in writing by the parties.

     2.   Severance Benefit.    In the case of a Termination Event, as defined
          -----------------
in Section 4, (i) the Bank shall pay to Executive all salary and benefits earned through the effective date of Executive's termination and a severance benefit ("Severance Benefit") in an amount equal to the ___times the amount of Executive's then-current annual base salary, and (ii) vesting of all stock options and lapse of all restrictions with respect to restricted stock awards shall occur. Payment of the Severance Benefit shall begin, and vesting and lapse of restrictions described in the preceding sentence shall occur, (i) in the case of a Termination Event described in paragraph 4.1, upon the effective date of termination, and (ii) in the case of a Termination Event described in paragraph 4.2, upon the effective date of the Change of Control which is then pending (or announced within sixty days) of the date when the Executive's employment terminated. The Severance Benefit shall be paid over a _____year period in equal regular periodic payments without interest on the same dates that other salaried employees of the Bank are paid.

     3.   Other Compensation and Terms of Employment.  Except with respect to
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the Severance Payment, this Agreement shall have no effect on the determination of any
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compensation payable by the Bank to the Executive, or upon any of the other terms of Executive's employment with the Bank.

     4.   Termination Events.  A Termination Event shall be deemed to occur
          ------------------
upon, and only upon, one or more of the following:

          4.1 Termination of Executive's employment by the Bank without Cause (as defined below) or by Executive for Good Reason (as defined below) within 730 days following the effective date of a Change of Control; or

          4.2 Termination of Executive's employment by the Bank without Cause prior to a Change of Control if such termination occurs at any time from and after sixty days prior to the public announcement by the CBSI or any other party of a transaction which will result in a Change in Control; provided that the effective date of the Change of Control occurs within eighteen (18) months of Executive's termination.

     5.   Restrictive Covenant.
          --------------------

          5.1  Noncompetition.   Executive agrees that he will not, during his
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employment with the Bank and for a period of ____ years after commencement of the payment to Executive of the Severance Benefit, directly or indirectly become interested in, as a principle shareholder, director, or officer, any financial institution, now existing or organized hereafter, that competes or will compete with the Bank, including any successor, or any of the Bank's affiliates within any county in which the Bank does business; provided that Executive's covenant
                                            --------
not to compete shall terminate in the event Executive waives the right to payment of any balance of the Severance Benefit then payable; and provided
                                                                  --------
further, that Executive shall not be deemed a "principle shareholder" unless (i)
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his investment in such an institution exceeds 2% of the institution's outstanding voting securities or (ii) Executive is active in the Organization, management or affairs of such institution. The provisions restricting competition by Executive may be waived by action of the Board. Executive recognizes and agrees that any breach of this covenant by Executive will cause immediate and irreparable injury to the Bank, and Executive hereby authorizes recourse by the Bank to injunction and/or specific performance, as well as to other legal or equitable remedies to which the Bank may be entitled.

          5.2  Noninterference.  During the noncompetition period described in
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Section 5.1, Executive shall not solicit or attempt to solicit any other employee of the Bank or its affiliates to leave the employ of those companies, or in any way interfere with the relationship between the Bank and any other employee of the Bank.

          5.3  Interpretation.  If a court or any other administrative body
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with jurisdiction over a dispute related to this Agreement should determine that the restrictive covenant set forth in Section 5.1 above is unreasonably broad, the parties hereby authorize and direct said court or administrative body to narrow same so as to make it reasonable, given all relevant circumstances, and to enforce same. The covenants in this paragraph shall survive termination of this Agreement.
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     6.   Definitions.
          -----------

          6.1. Cause.     "Cause" shall mean only (i) willful misfeasance or
               -----
gross negligence in the performance of Executive's duties, (ii) conduct demonstrably and significantly harmful to the Bank (which would include willful violation of any final cease and desist order applicable to the Bank), or (iii) conviction of a felony.

          6.2. Change of Control.    "Change of Control" shall mean the
               -----------------
occurrence of one or more of the following events:

               6.2.1. One person or entity acquiring or otherwise becoming the owner of twenty-five percent (25%) or more of CBSI's outstanding common stock;

               6.2.2. Replacement of incumbent directors or election of newly-elected directors constituting a majority of the Board of CBSI where such replacement or election has not been supported by the Board; or

               6.2.3. Dissolution, or sale of fifty percent (50%) or more in value of the assets, or either CBSI or the Bank.

          6.3. Good Reason.  "Good Reason" shall mean (i) any reduction of
               -----------
Executive's salary or any reduction or elimination of any other compensation or benefit plan, which reduction or elimination is not of general application to substantially all employees of the Bank or such employees of any successor entity or of any entity in control of the Bank, (ii) any changes in Executive's authority or duties substantially inconsistent with Executive's then office location.

     7.   Miscellaneous.
          -------------

          7.1 This Agreement contains the entire agreement between the parties with respect to the subject matter, and is subject to modification or amendment only upon amendment in writing signed by both parties.

          7.2 This agreement shall bind and inure to the benefit of the heirs, legal representatives, successors, and assign of the parties.

          7.3 If any provision of this Agreement is invalid or otherwise unenforceable, all other provisions shall remain unaffected and shall be enforceable to the fullest extent permitted by law.

          7.4 This Agreement is made with reference to and is intended to be construed in accordance with the laws of the State of Washington. Venue for any action arising out of or concerning this Agreement shall lie in Pierce County, Washington. In the event of a dispute under this agreement, the disputes shall be arbitrated pursuant to the Superior Court Mandatory Arbitration Rules ("MAR") adopted by the Washington State Supreme Court, irrespective of the amount in controversy. This Agreement shall be deemed as stipulation to that effect pursuant to
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MAR 1.2 and 8.1. The arbitrator, in his or her discretion, may award attorney's fees to the prevailing party or parties.

          7.5 Any notice required to be given under this Agreement to either party shall be given by personal service or by depositing a copy thereof in the United States registered or certified mail, postage prepaid, addressed to the following address or such other address as addressee shall designate in writing:

               Company:       Columbia Bank
                              1102 Broadway Plaza
                              Tacoma, WA 98401
                              Attn: (Corporate Secretary)
                                     -------------------

               Executive:     ______________________________
                              ______________________________
                              ______________________________

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first above written.


          COLUMBIA STATE BANK

          By: _________________________
          Its: _________________________



          EXECUTIVE

          ____________________________
          (_____________ )